                                                                    EXHIBIT 99.1




PRESS RELEASE


            INTERNET COMMERCE CORPORATION ANNOUNCES FINANCIAL RESULTS
                   FOR FOURTH QUARTER AND YEAR-END FISCAL 2005

NORCROSS, GA - September 29, 2005 - Internet Commerce Corporation (ICC) (NasdaqSC: ICCA), a pioneer in the use of the Internet for business-to-business
(B2B) e-commerce solutions, today announced financial results for its fiscal fourth quarter and year ended July 31, 2005.

In announcing the results, Thomas J. Stallings, chief executive officer, said, "Fiscal year 2005 was a historic year for Internet Commerce Corporation. We made excellent progress compared to our performance a year ago with a $5.0 million increase in revenue, $5.7 million increase in gross margin and $4.3 million increase in net income."

Stallings continued, "An unrelenting focus on our operation plan, continued growth through acquisition, and an unyielding employee commitment were key drivers in our success and represent a powerful combination to further strengthen company performance in 2006."

Fourth Quarter Fiscal Year 2005 Results

Fourth quarter revenue from continuing operations in fiscal 2005 was approximately $5.1 million, up 71.9% compared with our fourth quarter of fiscal 2004 revenues of approximately $3.0 million. Net income was $628,000 compared with a loss of $1.1 million a year ago. Basic and diluted earnings per common share from continuing operations increased to $0.03 compared with a basic and diluted loss of $0.06 per common share in the same period of fiscal 2004.

The Company's Earnings Before Interest, non-cash compensation, Taxes, Depreciation and Amortization (Adjusted "EBITDA") was up 305% over the fourth quarter of fiscal 2004. Adjusted EBITDA was approximately $1.2 million in the fourth quarter of fiscal 2005 as compared to an Adjusted EBITDA loss during the fourth quarter of fiscal 2004 of $591,000. Adjusted EBITDA is not a financial measure within generally accepted accounting principles (GAAP). The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

Fourth quarter revenue growth of 72% from fourth quarter fiscal 2004 to fourth quarter fiscal 2005 was driven by both business segments. In the ICC.NET(TM) segment, fourth quarter revenues from continuing operations were approximately $3.0 million, up 22% from $2.4 million in the fiscal 2004 period. This revenue represented 58% of consolidated revenue in the fourth quarter compared to 82% of consolidated revenue in the fiscal 2004 period. Revenues from the Service Bureau segment were $2.1 million, an increase of 306% compared to $521,000 in the fourth quarter of fiscal 2004. This revenue represented 42% of consolidated revenue in the fourth quarter compared to 18% of consolidated revenue in the fiscal 2004 period.



                                       1
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The Company's total gross profit margin from continuing operations improved to
61.8% in fourth quarter fiscal 2005 from 47.0% in the fourth quarter of last fiscal year, and total expenses from continuing operations increased 9.3% in fourth quarter fiscal 2005 from the prior-year period to $4.4 million from $4.1 million. The increase in expenses during the quarter was driven by the transition of the acquired Managed EC business from New York City to Carrollton, Georgia.

Fiscal Year 2005 Results

For the fiscal year ended July 31, 2005, revenues from continuing operations totaled $16.7 million, up 43% compared with fiscal year 2004 revenues of $11.7 million. Income was $264,000 compared to a net loss of $4.1 million for fiscal year 2004, an increase of 106%. Basic and diluted income per common share from continuing operations was a loss of $0.01 compared with a loss of $0.30 per basic diluted and common share for fiscal year 2004.

The Company further reported that it achieved Adjusted EBITDA of $2.5 million in fiscal 2005 as compared to loss of $1.8 million of Adjusted EBITDA during fiscal 2004. The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

Fiscal year 2005 revenue growth of 42.7% was driven by both business segments. In the ICC.NET(TM) segment, fiscal year revenues from continuing operations were $11.3 million, up 9.7% from $10.3 million the same fiscal 2004 period. This revenue represented 67% of consolidated revenue in the fiscal year 2005 compared to 88% of consolidated revenue in the fiscal year 2004. Revenues from the Service Bureau segment were $5.4 million, an increase of 280% compared with $1.4 million in fiscal year 2004. This revenue represented 33% of consolidated revenue compared to 12% of consolidated revenue in fiscal year 2004.

The Company's total gross profit margin from continuing operations improved to 63.9% in fiscal 2005 from 42.5% in fiscal year 2004, and total expenses from continuing operations increased 4.2% in fiscal year 2005 from the prior-year period to $16.5 million from $15.8 million.

The company ended fiscal 2005 with approximately $4.0 million of cash on hand. The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Business Outlook

For the fiscal first quarter ending October 31, 2005, the Company expects revenue in the range of $4.5 million to $4.75 million with a pre-tax GAAP operating income in the range of $500,000 to $800,000.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filing with the U.S. Securities and Exchange Commission (SEC).


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About Internet Commerce Corporation (ICC)

Internet Commerce Corporation (ICC), headquartered in Norcross, GA, is a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions. Thousands of customers rely on ICC's comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration. With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of B2B solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities. For more information, visit www.icc.net.



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INTERNET COMMERCE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except for share and per share amounts)



                                                                      THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            JULY 31,                        JULY 31,
                                                                  ----------------------------    ----------------------------
                                                                      2005            2004            2005            2004
                                                                  ------------    ------------    ------------    ------------
Revenues:
  Services                                                        $      5,077    $      2,953    $     16,705    $     11,705
                                                                  ------------    ------------    ------------    ------------
    Total revenues                                                       5,077           2,953          16,705          11,705
                                                                  ------------    ------------    ------------    ------------
Expenses:
  Cost of services (excluding non-cash compensation of $3
  and $8 for the three months and twelve months ended July 31,
  2005, respectively)                                                    1,941           1,564           6,038           6,736
  Impairment of software inventory                                          --              --              --              --
  Impairment of capitalized software development costs                      --              --              --              45
  Product development and enhancement (excluding non-cash
  compensation of $8 and $30 for the three months and twelve
  months ended July 31, 2005, respectively)                                163             267             825             953
  Selling and marketing (excluding non-cash compensation of
  $11 and $25 for the three months and twelve months ended July
  31, 2005, respectively)                                                  512             699           2,646           3,070
  General and administrative (excluding non-cash compensation of $121 and $629 for the three and twelve months ended July
  31, 2005, respectively and of $149 and $542 for the three and
  twelve months ended July 31, 2004 respectively.)                       1,673           1,362           6,277           4,205
  Non-cash charges for stock-based compensation and services               143             163             692             802
  Impairment of goodwill                                                    --              --              --              --
                                                                  ------------    ------------    ------------    ------------

                                                                         4,432           4,055          16,478          15,811
                                                                  ------------    ------------    ------------    ------------

  Operating income(loss)                                                   645          (1,102)            227          (4,106)
                                                                  ------------    ------------    ------------    ------------

Other income and (expense):
  Interest and investment income                                            11              --              39               3
  Investment gain (loss)                                                    --              --              --              67
  Interest expense                                                          --              (2)             (4)            (51)
  Other income (expense)                                                     2              --               2              --
                                                                  ------------    ------------    ------------    ------------
                                                                            13              (2)             37              19
                                                                  ------------    ------------    ------------    ------------


NET INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES                         658          (1,104)            264          (4,087)

Provision for income taxes                                                  30              --              30              --
                                                                  ------------    ------------    ------------    ------------

NET INCOME                                                                 628           (1104)            234          (4,087)
                                                                  ------------    ------------    ------------    ------------


Dividends on preferred stock                                              (101)           (101)           (400)           (401)
                                                                  ------------    ------------    ------------    ------------


NET INCOME(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS              $        527    $     (1,205)   $       (166)   $     (4,488)
                                                                  ============    ============    ============    ============

Basic and diluted income(loss) per common share                   $       0.03    $      (0.06)   $      (0.01)   $      (0.30)
                                                                  ============    ============    ============    ============


Weighted average number of common shares outstanding -
basic and diluted                                                   19,329,934      17,928,601      19,230,869      15,025,524
                                                                  ============    ============    ============    ============



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INTERNET COMMERCE CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)


                                                                      JULY 31,       JULY 31,
                                                                        2005           2004
                                                                      --------       --------
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                           $  3,983       $  3,790
  Marketable securities                                                     --             --
  Accounts receivable, net of allowance for doubtful accounts of
    $439 and $309, respectively                                          3,620          2,154
  Prepaid expenses and other current assets                                388            245
                                                                      --------       --------
    Total current assets                                                 7,991          6,189

Restricted cash                                                            417            108
Property and equipment, net                                                630            296
Software development costs, net                                             --             18
Goodwill                                                                 3,820          2,539
Other intangible assets, net                                             1,773          2,265
Other assets                                                                32             14
                                                                      --------       --------
    Total assets                                                      $ 14,663       $ 11,429
                                                                      ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $    226       $    524
  Accrued expenses                                                       1,619          1,004
  Accrued dividends - preferred stock                                      232            233
  Deferred revenue                                                         153            133
  Capital lease obligation                                                   4             52
  Other current liabilities                                                894             45
                                                                      --------       --------
    Total current liabilities                                            3,128          1,991

Capital lease obligation - less current portion                             --              4
Other non-current liabilities                                            1,216             --
                                                                      --------       --------
    Total liabilities                                                    4,344          1,995
                                                                      --------       --------

Commitments and contingencies                                               --             --

Stockholders' Equity:
Preferred stock                                                              *              *
Common stock                                                               194            191

Additional paid-in capital                                              95,790         95,143
Accumulated deficit                                                    (85,665)       (85,900)
Accumulated other comprehensive income (loss)                               --             --
                                                                      --------       --------
    Total stockholders' equity                                          10,319          9,434
                                                                      --------       --------

    Total liabilities and stockholders' equity                        $ 14,663       $ 11,429
                                                                      ========       ========


* less than 1,000



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INTERNET COMMERCE CORPORATION
SUPPLEMENTAL FINANCIAL DATA

RECONCILIATION OF NET INCOME TO ADJUSTED
EBITDA - CONSOLIDATED                               Three             Three           Twelve              Twelve
                                                 Months Ended      Months Ended     Months Ended       Months Ended
(in thousands)                                   July 31, 2005    July 31, 2004     July 31, 2005      July 31, 2004
--------------                                   -------------    -------------     -------------      -------------
Net income (loss)                                   $   628           $(1,104)          $   234           $(4,087)
Less: Net interest and investment (income)
expense                                                 (13)                2               (37)              (19)
  Impairment of marketable securities                    --                --                --                --
  Depreciation and amortization                         422               348             1,538             1,445
  Income taxes                                           30                --                30                --
  Impairment of software inventory                       --                --                --                --
  Impairment of capitalized software                     --                --                --                45
  Non-cash charges for stock-based
  compensation                                          143               163               692               801
  Impairment of goodwill                                 --                --                --                --
                                                    -------           -------           -------           -------
Adjusted EBITDA income (loss)                       $ 1,210           $  (591)          $ 2,457           $(1,815)
                                                    =======           =======           =======           =======